Exhibit 10.2

CHANGE IN TERMS AGREEMENT

Principal	Loan Date	Maturity	Loan No.	Call/Coll	Account	Officer	Initials

Borrower:	RAINMAKER SYSTEMS, INC. 900 E. Hamilton Avenue, Suite 400 Campbell, CA 95008	Lender:	BRIDGE BANK 55 Almaden Boulevard, Suite 100 San Jose, CA 95113

Principal Amount: $6,000,000	Date of Agreement: October 10, 2008

DESCRIPTION OF EXISTING INDEBTEDNESS. The Promissory Note dated April 29, 2004 in the original principal amount of $4,000,000, as previously modified and amended by the parties and as amended by this Agreement (the “Note.”)

DESCRIPTION OF CHANGE IN TERMS.

The date on which all outstanding principal, accrued but unpaid interest, and other sums dues and payable by Borrower to Lender in connection with the Indebtedness evidenced by the Loan Documents (as defined in that certain MODIFICATION TO BUSINESS LOAN AGREEMENT of even date with this Agreement, the “Modification Agreement”) is hereby extended from October 10, 2008 to October 10, 2009 (the “Maturity Date”).

Subject to the provisions of the Loan Documents (as modified and emended by the Modification Agreement and this Agreement), the amount available to Borrower under the Line of Credit evidenced by the Note is hereby increased from $4,000,000 to $6,000,000. Borrower promises to pay to Lender, or order, the principal amount of $6,000,000, or so much as may be outstanding, together with interest on the unpaid principal balance of each advance made under the Note.

PAYMENTS. Borrower will continue to make interest only payments on the unpaid principal balance from time to time outstanding, which interest will be calculated at the Index, and will continue until October 10, 2009, at which time all principal, accrued but unpaid interest, and all other sums owing to Lender will be immediately due and payable.

VARIABLE INTEREST RATE. The interest rate on this Agreement is subject to change from time to time based on changes in an independent index which is the Prime Rate as published in the Wall Street Journal (Western Edition) (the “Index”). The Index is not necessarily the lowest rate charged by Lender on its loans. If the Index becomes unavailable during the term of- this loan, Lender may designate a substitute index after notice to Borrower. Lender will tell Borrower the current Index rate upon Borrower’s request. The interest rate change will not occur more often than each day. Borrower understands that Lender may make loans based on other rates as well.

CONTINUING VALIDITY. Except as expressly changed by this Agreement, the terms of the Loan Documents (as modified and amended by the Modification Agreement and this Agreement) remain

Change in Terms Agreement

(Continued)

unchanged and in full force and effect. Consent by Lender to this Agreement does not waive Lender’s right to strict performance of the obligation(s) of the obligation(s) as changed, nor obligate Lender to make any future change in terms. Nothing in this Agreement will constitute a satisfaction of the obligation(s). It is the intention of Lender to retain as liable parties all makers and endorsers of the original obligation(s), including accommodation parties, unless a party is expressly released by Lender in writing. Any maker or endorsers, including accommodation makers, will not be released by virtue of this Agreement. If any person who signed the original obligation does not sign this Agreement below, then all persons signing below acknowledge that this Agreement is given conditionally, based on the representation to Lender that the non-signing party consents to the changes and provisions of this Agreement or otherwise will not be released by it. This waiver applies not only to any initial extension, modification or release, but also to all such subsequent actions.

FURTHER ASSURANCES. The parties hereby agree, to the extent permitted by law, from time to time, as and when requested by any other party hereto or by its successors or assigns, to execute and deliver, or cause to be executed and delivered, all such instruments, and to take, or cause to be taken, all such further or other actions as may be reasonably necessary or desirable in order to implement the provisions hereof and otherwise to effect the intent and purposes hereof.

FURTHER MODIFICATIONS. Subject to the provisions of this Agreement relating to further assurances, this Agreement does not create any right in favor of Borrower nor any duty or obligation on the part of Lender to enter in to any further modifications or amendments of the Loan Agreement or to provide any other or additional credit facilities to Borrower.

COUNTERPARTS. This Agreement may be executed in counterparts, each of which, when so executed, shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument. For purposes of this Agreement, a facsimile execution shall be considered as the equivalent of a wet ink signature and shall be deemed good and valid acceptance of this Agreement and shall be deemed to have been reasonably relied on by all other parties; provided, however, that any signature forwarded by facsimile shall be promptly followed by a wet ink original, but the failure to forward a wet ink original shall not void or otherwise effect the acceptance evidenced by the facsimile execution.

Change in Terms Agreement

(Continued)

IN WITNESS WHEREOF, Borrower and Lender haves executed and delivered this Agreement to Lender on the date first above written at San Jose, California.

“BORROWER”

RAINMAKER SYSTEMS, INC.

By:	/s/ Steve Valenzuela
Steve Valenzuela, CFO

By:	/s/ Michael Silton
Michael Silton, CEO

“LENDER”

BRIDGE BANK

By:
Its: